Exhibit 99.1
Media Contact: Howard Clabo, 408.223.5864
Investor Contact: Michael Sullivan, 408.209.4119
Applied Materials to Acquire Varian Semiconductor Equipment Associates
Deal would extend Applied’s leadership in chip equipment
Combination better able to help customers solve increasing chip complexity, transistor scaling and 3-D design challenges
Live conference call and webcast today at 5:30 a.m. PDT, 8:30 a.m. EDT
Santa Clara, Calif. and Gloucester, Mass. May 4, 2011 — Applied Materials, Inc. (“Applied”) (Nasdaq: AMAT) and Varian Semiconductor Equipment Associates, Inc. (“Varian”) (Nasdaq: VSEA) today announced the signing of a definitive merger agreement under which Applied will acquire Varian for $63 per share in cash for a total price of approximately $4.9 billion on a fully-diluted basis. The price represents a 55 percent premium to yesterday’s closing price, or a 38 percent premium to Varian’s 30 day average closing price. Varian is the leading supplier of ion implantation equipment used by chip makers around the world. Following the close of the transaction, Varian will operate as a business unit of Applied’s Silicon Systems Group and continue to be based in Gloucester, Mass. The transaction is expected to be accretive to Applied’s earnings on a non-GAAP basis in the first year.
The acquisition will extend Applied’s leadership in wafer fabrication equipment (WFE) with the addition of the technology leader in ion implantation — a critical step in integrated circuit manufacturing. Varian’s ion implant products complement Applied’s Silicon Systems Group’s successful suite of products in the areas of transistor, interconnect, wafer level packaging and patterning. The combined company will provide customers a broad product portfolio for transistor formation, enabling the manufacture of higher performance chips particularly for mobile applications with faster speeds and longer battery life. In addition, Varian’s technology has strong potential to extend into adjacent markets, including solar, display and light emitting diodes.
“Varian is a great fit for our strategy to profitably grow share in our core semiconductor business with best-in-class technology and talent,” said Mike Splinter, chairman and chief executive officer of Applied. “The pace of product innovation is accelerating, requiring devices that are more mobile, more connected and more personalized. These global trends are driving our customers to find new solutions for smaller transistors and faster and higher performance chips, while pushing the boundaries of innovation. Combined, Applied and Varian will be better positioned to help our customers solve these complex challenges and deliver long-term value to shareholders.”
“We believe the opportunity is very attractive for Varian’s customers, employees and shareholders,” said Varian’s chief executive officer Gary Dickerson. “In addition to our combined strengths in the semiconductor space, Applied’s proven capability to extend its technology to adjacent markets like solar and display can help unlock the tremendous potential of ion implantation in these markets.”
“Trends in chip complexity, transistor scaling and 3-D design are driving growth in the ion implantation market. Applied’s broad capability in semiconductor equipment and Varian’s ion implant expertise will allow us to work more closely with our customers on integrated process solutions at the transistor level,” said Dr. Randhir Thakur, executive vice president and general manager of Applied’s Silicon Systems Group. “We are excited to welcome Varian’s highly talented team with a history of successful innovation, execution and customer focus.”
The merger received unanimous approval by the Boards of Directors of both companies. Under the terms of the merger agreement, Varian shareholders will receive $63 in cash for each share of Varian stock they hold at the time of closing. The closing of the acquisition is subject to customary conditions, including approval by Varian’s shareholders and review by U.S. and international regulators.
Applied expects to fund the transaction with a combination of existing cash balances and debt. Applied has secured a commitment for a $2 billion, one-year senior bridge loan facility and plans to arrange for long-term debt financing. Applied also has in place an existing, undrawn $1 billion revolving credit facility. Additional financing arrangements are expected to include replacement of the existing credit facility with a new four-year, $1.5 billion revolving credit facility. Applied remains committed to a strong investment grade capital structure.
Conference Call and Webcast
Applied and Varian will discuss the announcement on a webcast and conference call today beginning at 5:30 a.m. PDT, 8:30 a.m. EDT. The live webcast will be available on the Applied website at www.appliedmaterials.com. The live conference call phone number is 1-877-356-9175 (International, 1-706-679-5064), with passcode 64594062. The conference call replay number is 1-800-642-1687 (International 1-706-645-9291), with passcode 64594062. The conference call replay and webcast replay will be available at www.appliedmaterials.com starting at 5:00 p.m. PDT, 8:00 p.m. EDT today.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.
About Varian Semiconductor Equipment Associates, Inc.
Varian Semiconductor is a leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. Varian Semiconductor’s products are used by chip manufacturers worldwide to produce high-performance semiconductor devices. Customers have made Varian

Semiconductor the market leader in ion implant because of its architecturally superior products that lower their costs and improve their productivity.
Varian Semiconductor provides support, training, and after-market products and services that help its customers to obtain high utilization and productivity, reduce operating costs, and extend capital productivity of customer investments through multiple product generations. Varian Semiconductor has ranked #1 in the VLSI Research Customer Satisfaction Survey 13 times over the last 14 years. Varian Semiconductor operates globally and is headquartered in Gloucester, Massachusetts. More information can be found on Varian Semiconductor’s web site at www.vsea.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s proposed acquisition of Varian; the impact on Applied’s earnings, strategic position, product offerings in semiconductor and adjacent markets, ability to serve customers’ requirements, and delivery of long-term value to stockholders; benefits to Varian’s customers, employees and stockholders; anticipated financing activities and their impact on Applied’s capital structure; and all statements other than those of historical fact. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed merger in a timely manner or at all; satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Varian’s stockholders; the possibility of litigation (including related to the transaction itself); successful completion of anticipated financing arrangements; Applied’s ability to successfully integrate Varian’s operations, product lines, technology and employees and realize synergies from the proposed merger; unknown, underestimated or undisclosed commitments or liabilities; the level of demand for the combined companies’ products, which is subject to many factors, including uncertain global economic and industry conditions, demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions, and (iii) attract, motivate and retain key employees; and other risks described in Applied’s and Varian’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Neither Applied nor Varian undertakes any obligation to update any forward-looking statements.
Additional Information and Where to Find It
Varian intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Applied. The definitive proxy statement will be sent or given to the shareholders of Varian and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Varian with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department; or by telephone at 978-282-2000.
Participants in the Solicitation
Varian and Applied and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Varian’s shareholders in connection with the proposed merger. Information about Varian’s directors and executive officers is set forth in Varian’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on December 1, 2010, and its Annual Report on Form 10-K for the year ended October 1, 2010, which was filed with the SEC on November 22, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department; or by telephone at 978-282-2000, or by going to Varian’s Investor Relations page on its corporate web site at www.vsea.com. Information about Applied’s directors and executive officers is set forth in Applied’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on January 27, 2011, and its Annual Report on Form 10-K for the year ended October 31, 2010, which was filed with the SEC on December 10, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Applied by contacting Investor Relations by mail at Applied Materials, 3050 Bowers Avenue M/S 1261, P.O. Box 58039, Santa Clara, CA 95052-8039, Attn: Investor Relations Department, or by going to Applied’s Investor Relations page on its corporate web site at www.appliedmaterials.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Varian intends to file with the SEC.